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                                                                    EXHIBIT 99.1

Contact: Edward J. Fletcher
         Chief Financial Officer
         (203) 353-0383



i3 MOBILE REPORTS SECOND QUARTER RESULTS

STAMFORD, Conn., August 14, 2003 - i3 Mobile, Inc. (NASDAQ: IIIM), today announced financial results for the second quarter ended June 30, 2003, and discussed its contemplated merger with ACE*COMM Corporation.

i3 Mobile reported a net loss for the second quarter and six months ended 2003 of $1.6 million and $7.8 million, respectively or $0.08 and $0.39 per share, respectively versus the second quarter and the six months ended 2002 net loss of $12.0 million and $22.0 million, respectively or $0.57 and $1.01 per share, respectively.

As of June 30, 2003, i3 Mobile had cash on-hand and cash less current liabilities of approximately $11.8 million and $10.0 million, respectively.


On August 5, 2003, the Company announced a non-binding Letter of intent with ACE*COMM Corporation (NASDAQ: ACEC), a global provider of advanced convergent mediation products and enterprise telemanagement software applications, to be acquired via a merger with ACE*COMM or a wholly owned subsidiary of ACE*COMM. If such transaction is consummated in accordance with the Letter of Intent, i3 Mobile stockholders will receive shares of ACE*COMM common stock pursuant to a formula valuing ACE*COMM's common stock at market value less a discount and valuing i3 Mobile at an amount equal to its cash, net of specified liabilities and commitments at the closing of the merger. The parties have agreed to work together to enter into a definitive merger agreement as soon as practicable. Thereafter, the closing will be contingent upon, among other things, shareholder and other customary regulatory approvals by both companies. The non-binding Letter of Intent prohibits i3 Mobile from actively negotiating with other parties for a specified period. It is anticipated that the merger will close in the fourth quarter of 2003.


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J. William Grimes, Chairman of the Board and interim Chief Executive Officer of
i3 Mobile said, "The signing of the Letter of Intent with ACE*COMM was the critical first step in consummating a transaction. We have now reduced our cash operating expenditures to approximately $0.4 million per month which basically consists of costs and expenses associated with the proposed transaction, lease commitments, and those costs associated with being a public company."


About i3 Mobile

On March 25, 2003, i3 Mobile announced that it had terminated operation of its premium mobile subscription information, communication service and other businesses and taken other cost saving measures to continue to reduce recurring operating losses, manage cash resources and working capital and facilitate a potential transaction.

i3 Mobile Safe Harbor Disclaimer

This news release may be deemed to include forward-looking statements as defined by applicable U.S. law and, as a result, may involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in such forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect i3 Mobile's actual results in the short term include the ability to locate and consummate a transaction with a suitable strategic investment partner, acquisition candidate or other investment opportunity, and i3 Mobile's ability to manage its limited cash resources until it is able to do so. Although i3 Mobile's management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will in fact prove to be correct or that actual results will be different from the expectations expressed herein. A more detailed description of certain factors that could affect actual results are those discussed in i3 Mobile's Annual Report on Form 10-K and its quarterly reports on Forms 10-Q. i3 Mobile undertakes no obligation to update publicly any forward-looking statements or reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


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                                  TABLES FOLLOW

                                 i3 MOBILE, INC.

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   June 30,        December 31,
                                                                     2003              2002
                                                                  ----------       -----------
                           ASSETS

Current assets:
  Cash and cash equivalents                                          $11,826         $  20,572
  Accounts receivable, net of allowances                                  --               138
  Prepaid expenses and other current assets                              734               558
                                                                   ---------        ----------
         Total current assets                                         12,560            21,268
  Fixed assets, net                                                      209             1,764
  Deposits and other non-current assets                                  325               335
                                                                   ---------        ----------
         Total assets                                              $  13,094         $  23,367
                                                                   =========        ==========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                        $    1,791         $   4,328
                                                                   ---------        ----------
         Total liabilities                                             1,791             4,328

Stockholders' equity:
  Preferred stock                                                         --                --
  Common stock                                                           248               248
  Additional paid-in capital                                         166,983           166,945
  Accumulated deficit.                                              (148,291)         (140,517)
  Treasury stock at cost                                              (7,637)           (7,637)
                                                                   ---------        ----------
         Stockholders' equity                                         11,303            19,039
                                                                   ---------        ----------
         Total liabilities and stockholders' equity                $  13,094        $   23,367
                                                                   =========        ==========


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                                 i3 MOBILE, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                         -----------------------        -------------------------
                                                         June 30,       June 30,         June 30,        June 30,
                                                           2003           2002             2003            2002
                                                         --------       --------        ---------       ---------
Net revenue                                              $     --       $    788        $    267         $  1,699

Expenses:
         Operating                                             --          1,859           1,198            3,557
         Sales and marketing                                   --          5,695             568            9,496
         Product development                                   --          1,379           1,150            2,858
         General and administrative                         1,612          4,099           4,696            8,173
         Long-lived asset impairment                           --             --             516               --
                                                         --------       --------        --------         --------
Total expenses                                              1,612         13,032           8,128           24,084
                                                         --------       --------        --------         --------
Operating loss                                             (1,612)       (12,244)         (7,861)         (22,385)
Interest income, net                                          (34)          (195)            (87)            (404)
                                                         --------       --------        --------         --------
Net loss                                                 $ (1,578)      $(12,049)       $ (7,774)        $(21,981)
                                                         ========       ========        ========         ========
Net loss per share - basic and diluted                   $  (0.08)      $  (0.57)       $  (0.39)        $  (1.01)
                                                         ========       ========        ========         ========
Shares used in computing net loss per share                20,116         21,018          20,116           21,789
                                                         ========       ========        ========         ========